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                                                                     EXHIBIT 5.1


November 18, 1997


NationsBank Corporation
NationsBank Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

Re: Registration Statement on Form S-4 Related to the Acquisition of Barnett Banks, Inc.

Ladies and Gentlemen:

     I and other members of my staff have acted as counsel to NationsBank Corporation, a North Carolina corporation ( the "Corporation"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") relating to the issuance of up to: (i) 265,000,000 shares of the Corporation's Common Stock and (the "Common Stock"), and (ii) 8,489 shares of the Corporation's $2.50 Cumulative Preferred Stock, Series BB (the "Series BB Preferred Stock" and, together with the Common Stock, the "Securities") to be issued by the Corporation in connection with the merger of Barnett Banks, Inc. with and into a wholly owed subsidiary of the Corporation.

     In rendering this opinion, I have examined such corporate records and other documents, and I have reviewed such matters of law, as I have deemed necessary or appropriate. Based on the foregoing, I am of the opinion that the Securities are legally authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Securities have been issued and paid for upon the terms and conditions set forth in the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

     I hereby consent to be named in the Registration Statement and in the related joint proxy statement-prospectus contained therein as the attorney who passed upon the legality of the Securities, and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,

                                         /s/ Paul J. Polking
                                         PAUL J. POLKING
                                         Executive Vice President
                                         and General Counsel